UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2017

Orchid Island Capital, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida	32963
(Address of principal executive offices)	(Zip Code)

(772) 231-1400

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement

On May 10, 2017, Orchid Island Capital, Inc. (the “Company”) and Bimini Advisors, LLC entered into an amended and restated equity distribution agreement (the “Equity Distribution Agreement”) with Ladenburg Thalmann & Co. Inc. and MUFG Securities Americas Inc. (collectively, the “Sales Agents”), pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of the Company’s common stock, $0.01 par value per share (the “Shares”). This Agreement amends and restates the prior equity distribution agreement among the parties dated February 23, 2017 that permitted the Company to sell up to $125,000,000 of shares of the Company’s common stock from time to time in at the market offerings. As of May 10, 2017, shares with a value of approximately $106 million remain available for issuance under the Equity Distribution Agreement.

Pursuant to the Equity Distribution Agreement, the Shares may be offered and sold through the Sales Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or in negotiated transactions. Under the Equity Distribution Agreement, the Sales Agents will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the Shares sold through the Sales Agents. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement and may at any time suspend solicitations and offers under the Equity Distribution Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333- 217558). The Company has filed a prospectus supplement, dated May 10, 2017, to the prospectus, dated May 9, 2017, with the Securities and Exchange Commission in connection with the offer and sale of the Shares from time to time in the future.

The Sales Agents and their affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for their services, respectively.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the entire Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 1.1, and incorporated herein by reference.

In connection with the filing of the Equity Distribution Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its Maryland counsel, Venable LLP, with respect to the legality of the Shares, and is filing as Exhibit 8.1 hereto an opinion of its counsel, Vinson & Elkins L.L.P., with respect to tax matters.

Item 8.01. Other Events.

On May 10, 2017, the Company announced that the Board of Directors of the Company declared a dividend for the month of May 2017 of $0.14 per share to be paid on June 9, 2017 to holders of record on May 31, 2017, with an ex-dividend date of May 26, 2017. In addition, the Company announced certain details of its MBS portfolio as of April 30, 2017, as well as certain other information regarding the Company. A copy of the Company’s press release announcing the dividend and the other information regarding the Company is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Caution About Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon the Company’s present expectations, but the Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2016. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Amended and Restated Equity Distribution Agreement, dated May 10, 2017, by and between the Company, Bimini Advisors, LLC, Ladenburg Thalmann & Co. Inc. and MUFG Securities Americas Inc.

5.1	Opinion of Venable LLP, dated May 10, 2017, with respect to the legality of the shares

8.1	Opinion of Vinson & Elkins L.L.P., dated May 10, 2017, with respect to tax matters

23.1	Consent of Venable LLP (included in exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

99.1	Press Release dated May 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2017

ORCHID ISLAND CAPITAL, INC.

By:	/s/ Robert E. Cauley
Name:	Robert E. Cauley
Title:	Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Amended and Restated Equity Distribution Agreement, dated May 10, 2017, by and between the Company, Bimini Advisors, LLC, Ladenburg Thalmann & Co. Inc. and MUFG Securities Americas Inc.

5.1	Opinion of Venable LLP, dated May 10, 2017, with respect to the legality of the shares

8.1	Opinion of Vinson & Elkins L.L.P., dated May 10, 2017, with respect to tax matters

23.1	Consent of Venable LLP (included in exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

99.1	Press Release dated May 10, 2017